Exhibit 99.1

AeroVironment Announces Fiscal 2025 Fourth Quarter and Fiscal Year Results

ARLINGTON, VA, June 24, 2025 — AeroVironment, Inc. (NASDAQ: AVAV) (“AeroVironment” or the “Company”) reported today financial results for the fiscal fourth quarter and year ended April 30, 2025.

Fourth Quarter and Fiscal Year Highlights:

●	Record fourth quarter revenue of $275.1 million and fiscal year revenue of $820.6, up 40% and 14% year-over-year, respectively
●	Fourth quarter and fiscal year net income of $16.7 million and $43.6 million, respectively and record fourth quarter and fiscal year non-GAAP adjusted EBITDA of $61.6 million and $146.4 million, respectively
●	Record fiscal year bookings of $1.2 billion

“AeroVironment finished out fiscal year 2025 with a remarkable fourth quarter, which included record revenue, significantly higher profits and a robust backlog nearly double that from fiscal year 2024,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “The investments we’ve consistently made in our multi-generational Uncrewed Systems and Loitering Munition Systems products coupled with our strong execution, continue to pay off, as evidenced by significantly higher demand and key strategic wins leading to a record $1.2 billion in total bookings throughout this fiscal year.”

Nawabi continued, “Our acquisition of BlueHalo further advances our leadership position within the defense-technology sector by adding a complementary portfolio of innovative products and capabilities aligned to our customers’ highest priorities. With integrated solutions across every domain of modern warfare, enhanced innovation and domestic manufacturing scale, we believe we are well positioned to meet the rising demand across the globe and drive strong growth and value creation in fiscal year 2026 and beyond.”

FISCAL 2025 FOURTH QUARTER RESULTS

Revenue for the fourth quarter of fiscal 2025 was $275.1 million, an increase of 40% as compared to $197.0 million for the fourth quarter of fiscal 2024, primarily due to higher product sales of $77.6 million. From a segment standpoint, the year-over-year increase was due to revenue increases in Loitering Munitions Systems (“LMS”), MacCready Works (“MW”) and Uncrewed Systems (“UxS”) of 87%, 24% and 9%, respectively.

Gross margin for the fourth quarter of fiscal 2025 was $100.3 million, an increase of 33% as compared to $75.6 million for the fourth quarter of fiscal 2024, reflecting higher product margin of $26.9 million, partially offset by lower service gross margin of $2.3 million. Gross margin in the fiscal 2025 fourth quarter was negatively impacted by an accelerated intangible amortization expense of $4.6 million, resulting from a decrease in forecasted results of the Uncrewed Ground Vehicle (“UGV”) business. As a percentage of revenue, gross margin fell to 36% from 38%, primarily due to the UGV accelerated intangible amortization expense.

Impairment of goodwill for the fourth quarter of fiscal 2025 was $18.4 million resulting from a decrease in forecasted results of the UGV business unit. As part of the annual goodwill impairment analysis, the carrying value of the UGV reporting unit was determined to be above its fair value and an impairment was recorded.

Income from operations for the fourth quarter of fiscal 2025 was $13.8 million as compared to $5.9 million for the fourth quarter of last fiscal year. The increase year-over-year was primarily due to an increase in gross margin of $24.7 million and a decrease in research and development (“R&D”) expense of $10.2 million, partially offset by the UGV goodwill impairment of $18.4 million and an increase in selling, general and administrative (“SG&A”) expense of $8.6 million, which includes an increase of $5.2 million of acquisition related expenses resulting from our acquisition of BlueHalo, which closed on May 1, 2025.

Other loss, net, for the fourth quarter of fiscal 2025 was $0.7 million, as compared to $1.5 million for the fourth quarter of last fiscal year.

Provision for income taxes for the fourth quarter of fiscal 2025 was $0.2 million, as compared to benefit from income taxes of $(1.8) million for the fourth quarter of last fiscal year.

Net income for the fourth quarter of fiscal 2025 was $16.7 million, or $0.59 per diluted share, as compared to $6.0 million, or $0.22 per diluted share, in the prior-year period, respectively. The fourth quarter of fiscal 2025 was negatively impacted by non-cash UGV goodwill impairment charges of $18.4 million, or $0.65 per diluted share.

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2025 was $61.6 million and non-GAAP earnings per diluted share were $1.61, as compared to $22.2 million and $0.43, respectively, for the fourth quarter of fiscal 2024.

BACKLOG

As of April 30, 2025, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $726.6 million, as compared to $400.2 million as of April 30, 2024. Bookings (defined as firm orders entered into) during the fiscal year ending April 30, 2025 were $1.2 billion.

FISCAL 2026 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2026 inclusive of the projected results of the BlueHalo acquisition, which closed May 1, 2025, the Company expects revenue of between $1.9 billion and $2.0 billion, non-GAAP adjusted EBITDA of between $300 million and $320 million, and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses and equity securities investments gains or losses, of between $2.80 and $3.00.

The Company cannot provide a reconciliation to GAAP net income or earnings per diluted share without unreasonable efforts due to the size and complexity of the BlueHalo acquisition and the inherent difficulty of forecasting the amortization of acquired intangibles and purchase price adjustments. Amortization expense of intangibles acquired in the BlueHalo transaction for the fiscal year ending April 30, 2026, which is expected to be significant, will be materially impacted by the valuation of the intangibles. Due to the size, complexity and timing of the acquisition, the Company has not completed the valuation of the intangibles and cannot estimate the amortization expense with a reasonable degree of accuracy, and the Company believes such reconciliation could imply a degree of precision that might be confusing or misleading to investors.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, June 24, 2025, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, executive vice president and chief financial officer and Denise Pacioni, investor relations director, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register-conf.media-server.com/register/BI7c8f067ba6664132925fef2e6130428b

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the fourth quarter fiscal year 2025 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (“AV”) (NASDAQ: AVAV) is a defense technology leader delivering integrated capabilities across air, land, sea, space, and cyber. The company develops and deploys autonomous systems, precision strike systems, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities—built to meet the mission needs of today’s warfighter and tomorrow’s conflicts. With a national manufacturing footprint and a deep innovation pipeline, AV delivers proven systems and future-defining capabilities with speed, scale, and operational relevance.
For more information visit: www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products, including due to restrictions and sanctions imposed by foreign governments; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs, including foreign military financing aid; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our ability to realize the anticipated benefits of the BlueHalo transaction; our reliance on limited relationships to fund our development of HAPS UAS; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; or litigation that may arise from our recent acquisition of BlueHalo; our ability to respond and adapt to legal, regulatory and government budgetary changes; our ability to comply with the covenants in our loan documents; and our merger agreement with BlueHalo; our ability to attract and retain skilled employees, including retention of BlueHalo employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Year Ended
	April 30,	April 30,	April 30,	April 30,
	2025	2024	2025	2024

	(Unaudited)
Revenue:
Product sales	$242,234	$164,598	$692,722	$585,771
Contract services	32,816	32,381	127,905	130,949
	275,050	196,979	820,627	716,720
Cost of sales:
Product sales	150,775	100,048	404,347	340,174
Contract services	23,943	21,297	97,644	92,615
	174,718	121,345	501,991	432,789
Gross margin:
Product sales	91,459	64,550	288,375	245,597
Contract services	8,873	11,084	30,261	38,334
	100,332	75,634	318,636	283,931
Selling, general and administrative	43,254	34,620	158,753	114,420
Research and development	24,902	35,069	100,729	97,687
Impairment of goodwill	18,359	—	18,359	—
Income (loss) from operations	13,817	5,945	40,795	71,824
Other (loss) income:
Interest expense, net	(1,011)	(148)	(2,188)	(4,220)
Other income (expense), net	299	(1,390)	1,057	(4,373)
Income before income taxes	13,105	4,407	39,664	63,231
Provision for (benefit from) income taxes	223	(1,819)	882	1,891
Equity method investment income (loss), net of tax	3,782	(180)	4,837	(1,674)
Net income	$16,664	$6,046	$43,619	$59,666
Net income per share
Basic	$0.59	$0.22	$1.56	$2.19
Diluted	$0.59	$0.22	$1.55	$2.18
Weighted-average shares outstanding:
Basic	28,068,584	27,916,276	28,018,656	27,203,417
Diluted	28,264,953	28,096,737	28,173,488	27,327,993

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	April 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$40,862	$73,301
Accounts receivable, net of allowance for doubtful accounts of $203 at April 30, 2025 and $159 at April 30, 2024	101,967	70,305
Unbilled receivables and retentions	290,009	199,474
Inventories, net	144,090	150,168
Income taxes receivable	622	—
Prepaid expenses and other current assets	28,966	22,333
Total current assets	606,516	515,581
Long-term investments	31,627	20,960
Property and equipment, net	50,704	46,602
Operating lease right-of-use assets	31,879	30,033
Deferred income taxes	61,460	41,303
Intangibles, net	48,711	72,224
Goodwill	256,781	275,652
Other assets	32,889	13,505
Total assets	$1,120,567	$1,015,860
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$72,462	$48,298
Wages and related accruals	44,253	44,312
Customer advances	15,952	11,192
Current portion of long-term debt	—	10,000
Current operating lease liabilities	10,479	9,841
Income taxes payable	356	4,162
Other current liabilities	28,659	17,074
Total current liabilities	172,161	144,879
Long-term debt, net of current portion	30,000	17,092
Non-current operating lease liabilities	23,812	22,745
Other non-current liabilities	2,026	2,132
Liability for uncertain tax positions	6,061	5,603
Deferred income taxes	—	664
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at April 30, 2025 and April 30, 2024	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—28,267,517 shares at April 30, 2025 and 28,134,438 shares at April 30, 2024	4	4
Additional paid-in capital	618,711	597,646
Accumulated other comprehensive loss	(6,514)	(5,592)
Retained earnings	274,306	230,687
Total stockholders’ equity	886,507	822,745
Total liabilities and stockholders’ equity	$1,120,567	$1,015,860

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended April 30,
	2025	2024	2023
Operating activities
Net income (loss)	$43,619	$59,666	$(176,167)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	40,998	35,749	99,999
Impairment of goodwill	18,359	—	156,017
(Gain) loss from equity method investments	(4,837)	1,674	2,453
Loss on deconsolidation of previously controlled subsidiary	—	—	189
Amortization of debt issuance costs	1,195	1,009	845
Provision for doubtful accounts	43	4	99
Reserve for inventory excess and obsolescence	2,882	13,937	8,136
Other non-cash expense, net	2,606	1,316	1,995
Non-cash lease expense	10,163	10,400	8,048
Loss on foreign currency transactions	491	22	119
Unrealized (gain) loss on available-for-sale equity securities, net	(177)	3,945	132
Deferred income taxes	(20,157)	(23,290)	(18,661)
Stock-based compensation	21,461	17,069	10,765
Loss on disposal of property and equipment	311	621	1,497
Amortization of debt securities discount	—	—	125
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(31,761)	19,208	(27,423)
Unbilled receivables and retentions	(90,514)	(92,850)	(1,446)
Inventories	2,966	(23,045)	(61,846)
Income taxes receivable	(590)	—	442
Prepaid expenses and other assets	(21,010)	(20,279)	(3,821)
Accounts payable	22,331	12,968	12,538
Other liabilities	303	(2,832)	(2,635)
Net cash (used in) provided by operating activities	(1,318)	15,292	11,400
Investing activities
Acquisition of property and equipment and capitalized software to be sold	(22,816)	(22,983)	(14,868)
Contributions in equity method investments	(5,674)	(3,074)	(5,778)
Equity security investments	—	—	(5,100)
Business acquisitions, net of cash acquired	—	(24,157)	(5,105)
Acquisition of intangibles	—	(1,500)	—
Proceeds from deconsolidation of previously controlled subsidiary, net of cash deconsolidated	—	—	(635)
Redemptions of available-for-sale investments	—	—	26,059
Purchase of available-for-sale investments	—	—	(1,326)
Other	—	—	(250)
Net cash used in investing activities	(28,490)	(51,714)	(7,003)
Financing activities
Proceeds from revolving credit facility	40,000	—	—
Principal payments of term loan	(28,000)	(107,000)	(55,000)
Principal payments of revolver	(10,000)	—	—
Holdback and retention payments for business acquisition	(390)	(500)	—
Payment of contingent consideration	—	(2,132)	—
Proceeds from shares issued, net of issuance costs	—	88,437	104,649
Payment of debt issuance costs	(1,151)	(37)	—
Payment of equity issuance costs	(2,896)	—	—
Tax withholding payment related to net settlement of equity awards	(4,147)	(1,596)	(1,065)
Employee stock purchase plan contributions	1,910	—	—
Exercise of stock options	1,841	—	2,278
Other	(23)	(24)	(28)
Net cash (used in) provided by financing activities	(2,856)	(22,852)	50,834
Effects of currency translation on cash and cash equivalents	225	(284)	397
Net (decrease) increase in cash and cash equivalents	(32,439)	(59,558)	55,628
Cash and cash equivalents at beginning of period	73,301	132,859	77,231
Cash and cash equivalents at end of period	$40,862	$73,301	$132,859
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$24,631	$20,438	$2,911
Interest	$1,757	$6,823	$10,229
Non-cash activities
Issuance of common stock for business acquisition	$—	$109,820	$—
Unrealized gain on available-for-sale investments, net of deferred tax expense of $0 for the fiscal years ended April 30, 2023	$—	$—	$53
Change in foreign currency translation adjustments	$(922)	$(1,140)	$2,009
Issuances of inventory to property and equipment, ISR in-service assets	$—	$—	$6,306
Acquisitions of property and equipment included in accounts payable	$2,204	$986	$721

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended April 30, 2025
	UxS	LMS	MW	Total
Revenue:
Product sales	$103,637	$134,190	$4,407	$242,234
Contract services	8,999	4,158	19,659	32,816
	112,636	$138,348	24,066	275,050

Less: Cost of sales	71,562	$86,231	16,925	174,718
Add: Intangible amortization included in cost of sales	8,038	—	231	8,269
Segment adjusted gross margin	$49,112	$52,117	$7,372

	Three Months Ended April 30, 2024
	UxS	LMS	MW	Total
Revenue:
Product sales	$96,365	$68,218	$15	$164,598
Contract services	7,371	5,545	19,465	32,381
	103,736	73,763	19,480	196,979

Less: Cost of sales	62,955	45,187	13,203	121,345
Add: Intangible amortization included in cost of sales	3,654	—	249	3,903
Segment adjusted gross margin	$44,435	$28,576	$6,526

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	April 30, 2025	April 30, 2024	April 30, 2025	April 30, 2024

Earnings per diluted share	$0.59	$0.22	$1.55	$2.18
Acquisition-related expenses	0.16	0.01	0.54	0.06
Amortization of acquired intangible assets and other purchase accounting adjustments	0.25	0.15	0.66	0.54
Legal accrual	0.06	—	0.06	—
Equity method and equity securities investments activity, net	(0.10)	0.05	(0.18)	0.21
Goodwill impairment	0.65	—	0.65	—
Earnings per diluted share as adjusted (non-GAAP)	$1.61	$0.43	$3.28	$2.99

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
(in millions)	April 30, 2025	April 30, 2024	April 30, 2025	April 30, 2024
Net income	$16.7	$6.0	$43.6	$59.7
Interest expense, net	1.0	0.1	2.2	4.2
Provision for (benefit from) income taxes	0.2	(1.8)	0.9	1.9
Depreciation and amortization	13.9	10.9	41.0	35.7
EBITDA (non-GAAP)	31.8	15.2	87.7	101.5
Stock-based compensation	5.9	4.6	21.5	17.1
Equity method and equity securities investments activity, net	(2.8)	1.4	(5.0)	5.6
Amortization of cloud computing arrangement implementation	0.6	0.6	2.4	1.5
Goodwill impairment	18.4	—	18.4	—
Legal accrual	2.1	—	2.1	—
Acquisition-related expenses	5.6	0.4	19.3	2.1
Adjusted EBITDA (non-GAAP)	$61.6	$22.2	$146.4	$127.8

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Earnings per Diluted Share

We exclude acquisition-related expenses, amortization of acquisition-related intangible assets, equity method investment gains and losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Denise Pacioni

+1 805-795-4108

ir@avinc.com

https://investor.avinc.com/contact-and-faq/contact-us